Exhibit 10.17

Executive Officer Summary Compensation Sheet

Annual Cash Compensation for Senior Executive Officers

The annual cash compensation for Executive Officers of Verity, as of July 31, 2005, was as follows:

Executive Officer	Annual Base Salary		Target Incentive at Plan
Gary J. Sbona – Executive Chairman of the Board	$52,000		Not applicable
Anthony J. Bettencourt – President and Chief Executive Officer	$500,000		$175,000	*
Steven R. Springsteel – Senior Vice President of Finance and Administration and Chief Financial Officer	$360,000		$180,000
Sunil D. Nagdev – Senior Vice President, Professional Services and Technical Support	$265,000		$125,000
Michael D. Mooney – Senior Vice President, North American Sales and Business Development	$290,000		$175,000
Hugo Sluimer– Senior Vice President, EMEA and APAC Operations	€240,000	**	€220,000	**
Mark Seamans – Senior Vice President, Research and Development	$283,000		$141,500
Nicole Eagan – Senior Vice President of Marketing and Chief Marketing Officer	$275,000		$137,500

*	Mr. Bettencourt’s fiscal 2006 target incentive bonus, as well as the parameters for assessment of attainment of goals, have not yet been determined.

**	Euro exchange rate as of July 31, 2005 was $1.2129 per €1.

Cash Bonus Arrangements for Executive Officers Other than Chief Executive Officer

The Board of Directors approved the Fiscal 2006 Executive Variable Compensation Plan, as follows:

1.	Metrics for determining percentage of goal attainment are weighted as follows:

a.	1/3 for attainment of Company revenue targets;

b.	1/3 for attainment of Company operating income targets;

c.	1/3 for individual MBOs (management objectives).

2.	No payout if less than 90% of the goal is reached.

3.	For 90% to 100% of goal attainment, target incentive is paid out 50% to 100% on a linear basis based on level of attainment.

4.	For 100% to 130% of goal attainment, target incentive is paid out 100% to 200% on a linear basis based on level of attainment, with 200% being a maximum bonus payable.

5.	Both quarterly revenue and profit goal thresholds must be attained prior to any bonus funding for that quarter. Additionally, no quarter will be funded for a bonus greater than 100% unless each quarter of the fiscal year achieves the minimum of 90% of Company plan threshold.

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